Exhibit 99.1
CytRx Corporation Files Definitive Proxy Statement for Upcoming Special Meeting
LOS ANGELES – August 30, 2017 – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that it has filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") in connection with a special meeting of stockholders to be held on Tuesday, October 17, 2017. The Company is requesting that stockholders vote on a single proposal which will include authorizing the Board of Directors to effect a 1-for-6 reverse stock split of the Company's issued and outstanding common stock. CytRx believes that a reverse stock split will enable it to regain compliance with NASDAQ's $1.00 minimum bid price requirement and maintain its listing on the NASDAQ Capital Market. CytRx currently meets all other NASDAQ listing requirements.
CytRx's Board of Directors and executive management have determined it is in the Company's best interest to maintain its listing on the NASDAQ Capital Market. Stockholders of record as of close of business on August 28, 2017 (the "Record Date") will have the opportunity to vote to implement a 1-for-6 reverse stock split of CytRx's common shares. Based on feedback from stockholders, the proposal will also include the reduction of the number of authorized shares of common stock from 250,000,000 to 125,000,000. This 50% reduction in authorized shares will become effective at the same time as the effective date of the reverse stock split.
When the reverse stock split becomes effective, every six (6) shares of CytRx's pre-split common stock, par value $0.001 per share, will automatically be converted into one (1) share of post-split common stock, par value $0.001 per share. Accordingly, the Company's approximately 165.8 million pre-split shares of common stock outstanding will be combined into approximately 27.6 million post-split shares outstanding. The reverse stock split will affect all issued and outstanding shares of the Company's common stock immediately prior to the effective time of the reverse stock split, all employee stock options, as well as all other outstanding options and warrants.
CytRx has requested a hearing before a NASDAQ Hearings Panel to present its plan to regain compliance with the minimum $1.00 bid price requirement, which will be based upon the proposed reverse stock split. The Company's common stock will continue to trade on NASDAQ under the symbol "CYTR" pending the conclusion of the hearing process.
Stockholders are urged to read the definitive proxy statement because it contains important information about CytRx and the proposed reverse stock split. Definitive proxy materials for the special meeting are expected to be mailed the week of September 5, 2017.
This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed reverse stock split. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC, AND OTHER RELEVANT MATERIALS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED REVERSE STOCK SPLIT. The definitive proxy statement will be mailed to stockholders as of August 28, 2017. Stockholders may obtain free copies of the Company's definitive proxy statement and its other SEC filings electronically by accessing the SEC's home page at http://www.sec.gov. Copies can also be obtained, free of charge, upon written request to CytRx Corporation, Attn: Corporate Secretary, 11726 San Vicente Blvd., Suite 650, Los Angeles, CA 90049.

Participation in Solicitation
This press release may constitute soliciting material under SEC Rule 14a-12, and CytRx and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of CytRx common stock in respect of the proposed reverse stock split.  Investors may obtain additional information regarding the interest of those participants by reading the Company's definitive proxy statement and other relevant proxy materials, and the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.
About CytRx Corporation
CytRx Corporation is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor.  Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used chemotherapeutic agent doxorubicin and has been out-licensed to NantCell, Inc.  CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.
Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to plans for regaining compliance with the NASDAQ rules and higher share price of our common stock; the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell Inc. to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell; our ability to develop new ultra-high potency drug candidates based on our LADRTM technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com
###